LIST OF CORPORATIONS' SUBSIDIARIES



Labopharm Inc.
(Québec)
100%
100%
100%
100%
Labopharm Europe Limited
(Ireland)
Labopharm (Barbados) Limited
(Barbados)
Labopharm Cyprus Limited
(Cyprus)
Labopharm USA, Inc.
(Delaware)
50%
Limited Partner
Angelini Labopharm Limited Partnership
(Ireland)
50%
Angelini Labopharm, LLC
(Delaware)
50%
Angelini Labopharm MGP Limited
(Ireland)
(Managing General Partner)
Angelini Labopharm SGP Limited
(Ireland)
(Special General Partner)
General Partners